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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in this registration on Form S-3 of our reports dated January 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of Cognex Corporation. We also consent to the reference to our firm under the caption "Experts."

We consent to the incorporation by reference in this registration on Form S-3 of our report dated September 29, 1995, on our audit of the financial statements of Acumen Incorporated as of and for the year ended March 25, 1995 included in the Form 8-K dated October 4, 1995 of Cognex Corporation. We also consent to the reference to our firm under the caption "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------
                                          COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
March 8, 1996